EXHIBIT 99.1

For Immediate Release


Contact:
(Company)                                          (Corporate Communications)
Barbara Duncan                                     Kathleen Eppolito
Chief Financial Officer                            Scientia Communications, Inc.
DOV Pharmaceutical, Inc.                           (718) 281-1809
(201) 968-0980

           DOV INITIATES PHASE III LONG TERM SAFETY CLINICAL TRIAL FOR
                         BICIFADINE, ITS NOVEL ANALGESIC

Hackensack, NJ, December 15, 2004. DOV Pharmaceutical, Inc. (Nasdaq: DOVP) announced today that it has initiated a pivotal, Phase III, U.S. multi-center clinical trial to evaluate the long-term safety of bicifadine in patients with chronic lower back pain. DOV is currently conducting three of the seven planned Phase III clinical trials with bicifadine according to the clinical program accepted by the Food and Drug Administration, or FDA, at DOV's end of Phase II meeting for the treatment of acute pain and chronic lower back pain.

This clinical trial will enroll approximately 1,550 patients with chronic lower back pain, 1,050 of whom will be entered directly into this study and randomized to receive either 400 mg of bicifadine b.i.d. or any appropriate pharmacological analgesic treatment selected by the investigator. In addition, the clinical trial will enroll approximately 500 patients who will have completed 12 weeks of treatment in either the ongoing Phase III chronic lower back pain clinical trial or the confirmatory Phase III chronic lower back pain clinical trial currently planned for the second half of 2005. Such patients will receive 400 mg of bicifadine b.i.d. The primary objective of this clinical trial is to evaluate the safety of bicifadine for up to one year in patients with chronic lower back pain. This trial is expected to be conducted in approximately 150 centers in the U.S.

In March 2004, DOV and the FDA reached agreement on a plan for the balance of the Phase III bicifadine program necessary to submit an NDA for both acute pain and chronic lower back pain. As part of the NDA package for one or the other indication, the plan requires DOV to conduct a long-term safety clinical trial. The Phase III trial announced today is designed to meet this portion of the overall NDA plan.

Dr. Warren Stern, DOV's senior vice president of drug development, stated, "This study of up to 12 months of dosing with bicifadine is significant in that it is intended to provide evidence regarding the safety of bicifadine required by the FDA as part of the clinical information required in an NDA. From the patient's perspective, this study provides the opportunity to receive long term therapy for his or her chronic lower back pain with a new medication. From a commercial perspective, this trial will provide information related to the pharmacoeconomic impact of bicifadine, information that plays a key role in the acceptance of new treatments by the formulary committees of health management organizations."

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About Bicifadine

Bicifadine is a chemically distinct molecule with a unique profile of pharmacological activity. It is not a narcotic and, in preclinical studies, has been shown not to act at any opiate receptor. In animal models, bicifadine does not demonstrate abuse, addiction or dependence potential.

Drugs for the treatment of pain, or analgesics, have historically been placed into one of two general categories:

      o     narcotics, e.g., morphine, codeine, Demerol and Percodan; and

      o non-narcotic prostaglandin inhibitors, e.g., aspirin, acetaminophen, ibuprofen and COX-2 inhibitors.

While drugs in both of these categories are regularly used in the treatment of pain, their use has been limited because of various side effect profiles. In addition, administering these drugs for extended durations has been problematic. Although prostaglandin inhibitors have been used for the treatment of pain, particularly pain associated with inflammation, their efficacy is often limited to milder types of pain and they may display undesirable side effects relating to the gastrointestinal tract and liver. Narcotics are also used to treat pain, but tolerance develops rapidly and higher doses eventually lead to physical dependence and additional side effects, including constipation and respiratory depression. Therefore, we believe patients with moderate to severe pain will benefit from the use of bicifadine. Based on clinical data to date patients are expected to experience pain relief comparable to that associated with a narcotic without the side effects normally associated with this class of drugs. According to IMS, a market research organization, U. S. sales in 2002 of narcotic and non-narcotic analgesics exceeded $5.7 billion.

About DOV

DOV is a biopharmaceutical company focused on the discovery, acquisition, development and commercialization of novel drug candidates for central nervous system and other disorders, including cardiovascular that involve alterations in neuronal processing. We have seven product candidates undergoing clinical development that address therapeutic indications with significant unmet needs.

Cautionary Note

Statements in this press release that are not historical facts constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, each as amended, including statements regarding our expectations with respect to the progress of and level of expenses for our clinical trial programs. You can also identify forward-looking statements by the following words: may, will, should, expect, intend, plan, anticipate, believe, estimate, predict, potential, continue or the negative of these terms or other comparable terminology. We caution you that forward-looking statements are inherently uncertain and are simply point-in-time estimates based on a combination of facts and factors currently known by us about which we cannot be certain. Actual results or events will surely differ and may differ materially from our forward-looking statements as a result of many factors, some of which we may not be able to predict or may not be within our control. Such factors may also materially adversely affect our ability to achieve our objectives and to successfully develop and commercialize our product candidates, including our ability to:

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      o     demonstrate the safety and efficacy of product candidates at each stage of development;

      o meet our development schedule for our product candidates, including with respect to clinical trial initiation, enrollment and completion;

      o meet applicable regulatory standards and receive required regulatory approvals on our anticipated time schedule or at all;

      o meet obligations and required milestones under our license and other agreements;

      o     obtain collaborations as required with pharmaceutical partners;

      o     obtain substantial additional funds;

      o     obtain and maintain all necessary patents or licenses; and

      o produce drug candidates in commercial quantities at reasonable costs and compete successfully against other products and companies.

Factors that may cause our actual results to differ materially from our forward-looking statements include (i) one or more of our product candidates could be shown to cause harmful side effects, (ii) one or more of our product candidates may not exhibit the expected therapeutic results, (iii) we or the FDA may suspend one or more of our clinical trials, (iv) patient recruitment may be slower than expected or patients may drop out of our clinical trials, (v) we may not receive regulatory approval for our product candidates or approval may be delayed and (vi) our success depends on the performance of our licensees and collaborative partners who among other things may not fulfill their obligations to us. You should also refer to the risks discussed in our other filings with the Securities and Exchange Commission including those contained in our annual report on Form 10-K filed on March 15, 2004. We qualify all our forward-looking statements by these cautionary statements. There may be other factors that may materially affect our forward-looking statements and our future results. Readers should not, therefore, place undue reliance on our forward-looking statements. We do not undertake any obligation and do not intend to update any forward-looking statement.